EXHIBIT 99.2

USG CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 31, 2016, USG Corporation, or USG or the Company, completed the previously announced sale of L&W Supply Corporation, or L&W, to American Builders & Contractors Supply Co., Inc., or ABC Supply, for $668 million, which includes $2 million for an estimated working capital adjustment. In the third quarter of 2016, L&W was reflected as discontinued operations in the financial statements of USG.

The following unaudited pro forma condensed consolidated statements of income of USG for the nine months ended September 30, 2016 and for each of the years ended December 31, 2015, 2014, and 2013 reflect the presentation of L&W as discontinued operations in USG’s results of operations. Additionally, the following unaudited pro forma condensed consolidated statements of income of USG for the nine months ended September 30, 2016 and for the year ended December 31, 2015 reflect incremental pro forma adjustments in USG’s results of operations as if the sale of L&W had occurred on January 1, 2015. The following unaudited pro forma condensed consolidated balance sheet of USG as of September 30, 2016 assumes that the sale of L&W occurred on that date.

The unaudited pro forma condensed consolidated financial statements of USG have been derived from its historical financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016 filed on February 10, 2016 and October 25, 2016, respectively.

The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable, that reflects the impacts of events directly attributable to the sale of L&W and related transaction agreements that are factually supportable, and for the purposes of the statement of income, are expected to have a continuing impact on USG.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes and are not intended to represent what USG’s actual consolidated results of operations or consolidated financial condition would have been had the sale of L&W actually occurred on the dates indicated. Additionally, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of USG’s consolidated results of operations or consolidated financial condition for any future period or as of any future date.

USG CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2016
(millions, except share and per-share data)	Historical	Pro Forma Adjustments		Pro Forma Continuing Operations
Net sales	2,283	—		2,283
Cost of products sold	1,728	—		1,728
Gross profit	555	—		555
Selling and administrative expenses	213	—		213
Long-lived asset impairment charges	10	—		10
Recovery of receivable	(3)	—		(3)
Operating profit	335	—		335
Income from equity method investments	37	—		37
Interest expense	(115)	10	(a)	(105)
Interest income	3	—		3
Loss on extinguishment of debt	(5)	—		(5)
Other income, net	6	—		6
Income from continuing operations before income taxes	261	10		271
Income tax expense	(78)	(4)	(b)	(82)
Income from continuing operations	183	6		189

Basic earnings per share - continuing operations	1.26			1.30
Diluted earnings per share - continuing operations	1.25			1.28

Average common shares	145,892,390			145,892,390
Average diluted common shares	147,520,891			147,520,891

USG CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2015
(millions, except share and per-share data)	Historical	Discontinued Operations (c)	Pro Forma Continuing Operations
Net sales	3,776	(863)	2,913
Cost of products sold	3,085	(822)	2,263
Gross profit	691	(41)	650
Selling and administrative expenses	317	(15)	302
Recovery of receivable	(6)	—	(6)
Gain on disposal of shipping operations, net	(1)	—	(1)
Operating profit	381	(26)	355
Income from equity method investments	48	—	48
Interest expense	(163)	—	(163)
Interest income	2	—	2
Income and gain from the sale of equity method investment to related party	13	—	13
Loss on extinguishment of debt	(19)	—	(19)
Income from continuing operations before income taxes	262	(26)	236
Income tax benefit	729	11	740
Income from continuing operations	991	(15)	976

Basic earnings per share - continuing operations	6.81		6.70
Diluted earnings per share - continuing operations	6.73		6.62

Average common shares	145,457,208		145,457,208
Average diluted common shares	147,246,600		147,246,600

USG CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2014
(millions, except share and per-share data)	Historical	Discontinued Operations (c)	Pro Forma Continuing Operations
Net sales	3,724	(820)	2,904
Cost of products sold	3,070	(791)	2,279
Gross profit	654	(29)	625
Selling and administrative expenses	339	(16)	323
Litigation settlement charge	48	—	48
Long-lived asset impairment charges	90	—	90
Contract termination charge and loss on receivable	15	—	15
Operating profit	162	(13)	149
Income from equity method investments	33	—	33
Interest expense	(179)	—	(179)
Interest income	1	—	1
Income from equity method investment with related party	2	—	2
Gain on deconsolidation of subsidiaries and consolidated joint ventures	27	—	27
Income from continuing operations before income taxes	46	(13)	33
Income tax expense	(7)	—	(7)
Income from continuing operations	39	(13)	26

Basic earnings per share - continuing operations	0.27		0.18
Diluted earnings per share - continuing operations	0.26		0.17

Average common shares	141,722,616		141,722,616
Average diluted common shares	144,296,316		144,296,316

USG CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2013
(millions, except share and per-share data)	Historical	Discontinued Operations (c)	Pro Forma Continuing Operations
Net sales	3,570	(778)	2,792
Cost of products sold	2,989	(757)	2,232
Gross profit	581	(21)	560
Selling and administrative expenses	320	(18)	302
Restructuring charges	3	1	4
Operating profit	258	(4)	254
Loss from equity method investments	(1)	—	(1)
Interest expense	(203)	—	(203)
Interest income	3	—	3
Income from equity method investment with related party	2	—	2
Income from continuing operations before income taxes	59	(4)	55
Income tax expense	(11)	—	(11)
Income from continuing operations	48	(4)	44

Basic earnings per share - continuing operations	0.45		0.40
Diluted earnings per share - continuing operations	0.44		0.39

Average common shares	108,891,703		108,891,703
Average diluted common shares	111,434,543		111,434,543

USG CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2016
		Discontinued Operations (c)	Pro Forma Adjustments		Pro Forma Continuing Operations
(in millions)	Historical
Assets
Cash and cash equivalents	634	—	398	(e)(f)	1,032
Short-term marketable securities	102	—	—		102
Receivables	197	—	30	(g)	227
Inventories	228	—	—		228
Income taxes receivable	4	—	—		4
Other current assets	37	—	—		37
Assets related to discontinued operations	385	(385)	—		—
Total current assets	1,587	(385)	428		1,630
Property, plant and equipment	1,700	—	—		1,700
Deferred income taxes	636	—	(151)	(d)	485
Equity method investments	674	—	—		674
Other assets	64	—	—		64
Total assets	4,661	(385)	277		4,553

Liabilities and Stockholders’ Equity		—
Accounts payable	222	—	—		222
Accrued expenses	165	—	—		165
Current portion of long-term debt	300	—	—		300
Income taxes payable	7	—	—		7
Liabilities related to discontinued operations	118	(118)	—		—
Total current liabilities	812	(118)	—		694
Long-term debt	1,677	—	(248)	(f)	1,429
Deferred income taxes	3	—	—		3
Pension and other postretirement benefits	357	—	—		357
Other liabilities	183	—	—		183
Total liabilities	3,032	(118)	(248)		2,666
Common stock	15	—	—		15
Additional paid-in capital	3,034	—	—		3,034
Accumulated other comprehensive loss	(331)	—	—		(331)
Retained earnings (accumulated deficit)	(1,089)	—	258	(d)(f)(g)	(831)
Total stockholders’ equity	1,629	—	258		1,887
Total liabilities and stockholders’ equity	4,661	(118)	10		4,553

Notes to the Unaudited Condensed Pro Forma Financial Statements

(a)
Reflects the estimated reduction in interest expense for the period of April 1, 2016 through September 30, 2016 related to the $250 million of 7.875% senior notes due 2020 that became callable on March 30, 2016.

(b)	Reflects the income tax effects of the pro forma adjustment at the Company's effective tax rate.

(c)	Reflects the adjustments to remove the historical balances and results of operations of L&W. Balances are net of intercompany transactions.

(d)	The following reflects the estimated gain on sale of our L&W business if we had completed the sale on September 30, 2016:

Pro Forma Adjustment
Net cash proceeds from sale of L&W (e)	$658
Less: Net assets sold	267
Less: Tax expense	151
Gain on sale, net	$240
The gain on sale excludes additional estimated expenses and gains incurred as a result of the disposition of L&W including the curtailment gain of the U.S. postretirement medical plan.

(e)	Reflects the use of the net cash proceeds of a $670 million sale price less a $2 million working capital adjustment and $10 million in transaction fees:

Pro Forma Adjustment
Net cash proceeds from sale of L&W	658
Less: Repayment of 7.875% senior notes and premiums (f)	260
Total pro forma adjustment to cash	398

(f)
Reflects the repayment of $250 million 7.875% senior notes due 2020 and the write-off of corresponding deferred financing fees of $2 million. The debt repayment assumes premiums paid of $10 million for aggregate consideration of $260 million.

(g)	Adjustment to reflect the L&W trade receivable owed to United States Gypsum Company and USG Interiors, LLC at the time of sale.